QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5

[Giordano, Halleran & Ciesla Letterhead]

June 15, 2004

Stratus Services Group, Inc.
500 Craig Road
Manalapan, New Jersey 07726

Gentlemen:

        We refer to the Registration Statement on Form S-4 (Registration No. 333-112814) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), Amendments No. 1, 2, 3, 4 and 5 thereto and Post-Effective Amendment No. 1 thereto filed by Stratus Services Group, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission for the registration of the following securities which are proposed to be offered and issued by the Company pursuant to the exchange offer described in the Registration Statement (the "Exchange Offer"): (a) 25,271,835 shares of Common Stock, (b) Warrants to purchase 50,543,670 shares of Common Stock (the "Warrants") and (c) 50,543,670 shares of Common Stock underlying the Warrants (the "Warrant Shares"), (d) 53,670 shares of Series I Preferred Stock (the "Series I Preferred Stock"), (e) 195,856,719 shares of Common Stock issuable upon conversion of the Series I Preferred Stock (the "Series I Conversion Shares"), (f) 12,635,917 shares of Common Stock issuable in connection with the extension of the redemption date of the Series I Preferred Stock (the "Extension Shares"), (g) warrants to purchase 62,674,150 shares of Common Stock issuable upon conversion of the Series I Preferred Stock (the "Series I Warrants") and (h) 62,674,150 shares of Common Stock issuable upon the exercise of the Series I Warrants (the "Series I Warrant Shares").

        We have examined the original, or a photostatic or certified copy, of such records and certificates of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies and the correctness of all statements of fact contained therein.

        Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of act contained in the documents that we have examined, we are of the opinion that:

  (1)
  The Common Stock has been duly authorized and will, when issued in accordance with the terms of the Exchange Offer, be validly issued, fully paid and non-assessable.

  (2)
  The Warrants have been duly authorized and, when issued in accordance with the terms of the Exchange Offer, will be validly issued and constitute legal and binding obligations of the Company in accordance with their terms.

  (3)
  The Warrant Shares have been duly authorized and, when issued to and paid for by a holder of the Warrants upon exercise thereof in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

  (4)
  The Series I Preferred Stock has been duly authorized and, when issued in accordance with the terms of the Exchange Offer after the filing of a Certificate of Designations, Rights and Preferences of the Series I Preferred Stock in substantially the form included as Exhibit 3.1.9 to the Registration Statement (the "Certificate of Designation") with the Secretary of State, State of Delaware, will be validly issued, fully paid and non-assessable.

  (5)
  The Series I Conversion Shares have been duly authorized and, when issued upon the conversion of the Series I Preferred Stock in accordance with the terms of the duly filed Certificate of Designation, will be validly issued, fully paid and non-assessable.

  (6)
  The Extension Shares have been duly authorized and, when issued in accordance with the terms of the duly filed Certificate of Designation, will be validly issued, fully paid and non-assessable.

  (7)
  The Series I Warrants have been duly authorized and, when issued upon the conversion of the Series I Preferred Stock in accordance with the terms of the duly filed Certificate of Designation, will be validly issued and constitute legal and binding obligations of the Company in accordance with their terms.

  (8)
  The Series I Warrant Shares have been duly authorized and, when issued to and paid for by the by a holder of the Series I Warrants upon exercise thereof in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

        The opinions expressed herein are limited to the corporate law of the State of Delaware as currently in effect and reported judicial decisions interpreting Delaware corporate law and no opinion is expressed with respect to any other laws or any effect that such laws may have on the opinions expressed herein. The opinion stated herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,
GIORDANO, HALLERAN & CIESLA A Professional Corporation

PDF/db

QuickLinks

  Exhibit 5